Perritt Funds, Inc. 485BPOS

Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 21, 2023, relating to the financial statements and financial highlights of Perritt Funds, Inc., comprising Perritt MicroCap Opportunities Fund and Perritt Ultra MicroCap Fund, for the year ended October 31, 2023, and to the references to our firm under the headings “Experts” and ”Financial Highlights” in the Information Statement/Prospectus .

 /s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Chicago, Illinois

September 27, 2024